SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 20, 2008
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Bonus Payments to Certain Executive Officers. On February 20, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Leap Wireless International, Inc. (the “Company”) approved individual performance bonus payments to the following named executive officers of the Company in the following amounts: Albin F. Moschner, $136,352; Glenn T. Umetsu, $127,280; and Leonard C. Stephens, $64,260. These bonuses were paid under the Company’s 2007 Non-Sales Bonus Plan based upon an evaluation of the individual officer’s performance throughout the year.
     Amended and Restated Severance Agreements. Also on February 20, 2008, the Compensation Committee approved the amendment and restatement of the severance benefits agreements between the Company, its wholly owned operating subsidiary, Cricket Communications, Inc. (“Cricket”), and the Company’s executives. The Compensation Committee authorized the Company to enter into amended and restated agreements with the Company’s executive vice presidents and senior vice presidents, including Messrs. Moschner, Umetsu and Stephens, as well as corresponding amendments to the amended and restated employment agreement between the Company, Cricket and S. Douglas Hutcheson, the Company’s president and chief executive officer and acting chief financial officer.
     The term of the amended and restated severance benefits agreements extends through December 31, 2009, with an automatic extension for each subsequent year unless notice of termination is provided to the executive no later than January 1st of the preceding year. Pursuant to the amended and restated severance benefits agreements, an executive who is terminated other than for “cause” or who resigns with “good reason” will receive severance benefits consisting of: (1) any unpaid portion of his or her salary and accrued benefits earned up to the date of termination; (2) an amount equal to base salary and target bonus, in a lump sum payment, for a period of 12 months for senior vice presidents who are not executive officers, 18 months for executive vice presidents and senior vice presidents who are executive officers, and 24 months for the chief executive officer; and (3) the cost of continuation health coverage (COBRA) for a period of 12 months for senior vice presidents who are not executive officers, 18 months for executive vice presidents and senior vice presidents who are executive officers, and 24 months for the chief executive officer or, if shorter, until the time when the respective executive is eligible for comparable coverage with a subsequent employer. In consideration of these benefits, each executive has agreed to provide a general release of the Company and Cricket prior to receiving severance benefits, and has agreed not to solicit any of our employees and to maintain the confidentiality of our information for three years following the date of his or her termination.
     The amended and restated severance benefits agreements also streamline the definition of “cause” for termination and simplify the notice process to the executive in the event that he or she is being terminated for cause. The amended and restated severance benefits agreements also revise the definition of “good reason” for resignation and incorporate certain other revisions required for the agreements to comply with the regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended.
     For purposes of the amended and restated severance benefits agreements, “cause” is generally defined to include: (i) the executive’s willful neglect of or willful failure substantially to perform his or her duties with Cricket (or its parent or subsidiaries), after written notice and the executive’s failure to cure, (ii) the executive’s willful neglect of or willful failure substantially to perform the lawful and reasonable directions of the board of directors of Cricket (or of any parent or subsidiary of Cricket which employs the executive or for which the executive serves as an officer) or of the individual to whom the executive reports, after written notice and the executive’s failure to cure, (iii) the executive’s commission of an act of fraud, embezzlement or dishonesty upon Cricket (or its parent or subsidiaries), (iv) the executive’s material breach of his or her confidentiality and inventions assignment agreement or any other agreement between the executive and Cricket (or its parent or subsidiaries), after written notice and the executive’s failure to cure, (v) the executive’s conviction of, or plea of guilty or nolo contendere to, the commission of a felony or other illegal conduct that is likely to inflict or has inflicted material injury on the business of Cricket (or its parent or subsidiaries), or (vi) the executive’s gross misconduct affecting or material violation of any duty of loyalty to Cricket (or its parent or subsidiaries). For purposes of the amended and restated severance benefits agreements, “good reason” is generally defined to include the occurrence of any of the following circumstances, unless cured within thirty days after Cricket’s receipt of written notice of such circumstance from the executive: (i) a material diminution in the executive’s authority, duties or responsibilities with Cricket (or its parent or subsidiaries), including the continuous assignment to the executive of any duties materially inconsistent with his or her position, or a material negative change in the nature or status of his or her responsibilities or the conditions of his or her employment with Cricket (or its parent or subsidiaries), (ii) a material diminution in the executive’s annualized cash and benefits compensation opportunity, including base compensation, annual target bonus opportunity and aggregate employee benefits, (iii) a material change in the geographic location at which the executive must perform his or her duties, including any involuntary relocation of Cricket’s offices (or its parent’s or subsidiaries’ offices) at which the executive is principally employed to a location that is more than 60 miles from such location, or (iv) any other action or inaction that constitutes a material breach by Cricket (or its parent or subsidiaries) of its obligations to the executive under the amended and restated severance benefits agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: February 26, 2008	By:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Senior Vice President, General Counsel & Secretary